POWER OF ATTORNEY

We, the undersigned Trustees and officers of the Trust listed on Schedule A hereto, hereby severally constitute and appoint Barbara M. Baumann, George Putnam, III, Jonathan S. Horwitz, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statements on Form N-14 of the Trust listed on Schedule A hereto and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ BARARA BAUMANN	Chair of the Board and Trustee	May 1, 2025
Barbara M. Baumann

/s/ ROBERT L. REYNOLDS	President and Trustee	May 1, 2025
Robert L. Reynolds

/s/ JONATHAN S. HORWITZ	Executive Vice President,	April 24, 2025
Jonathan S. Horwitz	Principal Executive Officer and
Compliance Liaison

/s/ MICHAEL HIGGINS	Vice President, Treasurer and Clerk	May 1, 2025
Michael J. Higgins

/s/ JEFFREY W. WHITE	Vice President, Principal Financial,	May 1, 2025
Jeffrey W. White	Principal Accounting Officer and
Assistant Treasurer
Officer, Principal Accounting

/s/ LIAQUAT AHAMED	Trustee	May 1, 2025

Liaquat Ahamed

/s/ KATINKA DOMOTORFFY	Trustee	May 1, 2025
Katinka Domotorffy

/s/ CATHARINE BOND HILL	Trustee	May 1, 2025
Catharine Bond Hill

/s/ GREGORY G. MCGREEVEY	Trustee	May 1, 2025
Gregory G. McGreevey

/s/ GEORGE PUTNAM, III	Trustee	May 1, 2025
George Putnam, III

/s/ JENNIFER WILLIAMS MURPHY	Trustee	May 1, 2025
Jennifer Williams Murphy

/s/ MARIE PILLAI	Trustee	May 1, 2025
Marie Pillai

/s/ MANOJ P. SINGH	Trustee	May 1, 2025
Manoj P. Singh

/s/ MONA K. SUTPHEN*	Trustee	May 1, 2025
Mona K. Sutphen

/s/ JANE E. TRUST	Trustee	May 1, 2025
Jane E. Trust

Schedule A

Registration Statement of Putnam Target Date Funds on Form N-14 relating to the proposed merger of Putnam Advantage 2025 Fund with and into Putnam Retirement Advantage Maturity Fund.

Registration Statement of Putnam Target Date Funds on Form N-14 relating to the proposed merger of Putnam Sustainable Retirement 2025 Fund with and into Putnam Sustainable Retirement Maturity Fund.